Exhibit 10.9

FORM OF

SUBLEASE

Merrick Park

4425 Ponce de Leon Boulevard

Coral Gables, Florida 33146

THIS SUBLEASE (the “Sublease”) is made effective as of June 1, 2009 by and between BAYVIEW FINANCIAL, L.P., a Delaware limited partnership (the “Tenant”), and BAYVIEW MORTGAGE CAPITAL, INC., a Maryland corporation (the “Subtenant”).

W I T N E S S E T H:

WHEREAS, the Tenant executed that certain lease agreement dated August 30, 2002 (together with any and all amendments collectively referred to herein as the “Lease”) with Merrick Park, LLC (the “Landlord”); and

WHEREAS, pursuant to the Lease, Tenant has lawful possession of that certain premises located at 4425 Ponce de Leon Boulevard, MS 4-212 (4th Floor), Coral Gables, FL 33146 (the “Premises”); and

WHEREAS, Subtenant desires to accept and sublet the Premises from the Tenant and Tenant desires to sublet the Premises to the Subtenant upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants herein, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. SUBLEASE. Subject to the terms and conditions of this Sublease, Tenant hereby subleases to Subtenant, and Subtenant hereby subleases from Tenant, the Premises.

2. TERM. The term of this Sublease shall commence on the date first stated above and shall terminate on the Lease Termination Date (as defined in the Lease), unless sooner terminated (a) upon termination of that certain Management Agreement, dated as of [            ], 2009, between the Subtenant and Bayview Asset Management, LLC, (b) by agreement of the parties hereto or (c) pursuant to the provisions of the Lease.

3. RENT. Subtenant agrees to pay to Tenant amounts that Tenant shall be obligated to pay to Landlord pursuant to the terms of the Lease, and any other amounts that become due as a result of Subtenant’s use or occupancy of the Premises or the acts of Subtenant; provided, however, that Tenant agrees to waive any amounts due and owing under this Section 3 until such time as Tenant provides Subtenant with notice of its obligation to pay such amounts.

4. SECURITY DEPOSIT. Subtenant shall be required to remit a security deposit in the amount of $0.00 to Tenant for the faithful performance by the Subtenant of all of the terms and covenants of the Lease and of this Sublease (the “Security Deposit”). The amount of the Security Deposit may be increased in the sole and absolute discretion of Tenant in the event Subtenant breaches any of the terms required by the Lease or by this Sublease.

5. INCORPORATION OF LEASE TERMS. Subtenant has reviewed a complete copy of the Lease, agrees to comply with all of the obligations of the Tenant under the Lease (whether requested by Landlord or Tenant), and specifically consents to the terms thereof. Subtenant hereby assumes and agrees to abide by and comply with, for the benefit of Tenant and Landlord, all covenants, obligations and undertakings of Tenant under the Lease. Subtenant shall not do or permit to be done anything, which would constitute a default under the Lease or cause the Lease to be terminated or forfeited. In the event Subtenant causes or permits what Tenant reasonably deems to be a default under the Lease, in addition to all other remedies available to Tenant, Tenant shall be entitled to enter the Premises, without Subtenant’s consent, and cure said default, whereupon all expenses incurred by Tenant thereby shall be additional rent due and payable with the next monthly rent payment.

6. ACCEPTANCE OF PREMISES. Subtenant acknowledges and agrees that it has previously inspected the Premises, and is accepting and subleasing the Premises hereunder in “as is” condition. Subtenant has and will rely solely on Subtenant’s own independent investigations and inspections of the Premises and has not relied and will not rely on any representations of Tenant.

7. SUBORDINATION. This Sublease is subject and subordinate to the Lease, to all matters contained therein, and to any encumbrance of Landlord’s and/or Tenant’s interest in the Premises. This provision is self-operative and no further action or documentation shall be necessary for such subordination to be effective.

8. ATTORNEYS’ FEES. In the event of a dispute with reference to this Sublease, the prevailing party shall be entitled to attorneys’ fees and costs incurred in resolving such dispute at all levels, including appeals.

9. GOVERNING LAW. This Sublease shall be construed and interpreted in accordance with and shall be governed by the laws of the State of Florida, United States of America, without regard to principles of conflict of law and irrespective of the fact that one or more parties hereto is now or may hereafter be a resident of a different state, jurisdiction or country.

10. WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

11. ENTIRE AGREEMENT. This Sublease contains the entire agreement of the parties and no other representations or agreements, oral or otherwise, among the parties not embodied herein shall be of any force or effect with respect to the subject matter hereof. No failure of any of the parties to exercise any power given hereunder, or to insist upon strict compliance of any obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof.

IN WITNESS WHEREOF, the duly authorized representatives of the parties herein have hereunto set their hands and seals, the day and year first above written.

TENANT:		SUBTENANT:

BAYVIEW FINANCIAL, L.P.		BAYVIEW MORTGAGE CAPITAL, INC.

By:	Bayview Financial Management	By:
	Corp, as its general Partner	Name:
Title:
By:
Name:
Title:

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